Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/01/2025 12:45 PM
Original ID: 2017-000753543
Amendment ID: 2025-005693590

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

BioNexus Gene Lab Corp.

2. Article number(s) V is amended as follows:
See checklist below for article number information.

Article V of the Corporation's Articles of Amendment is hereby amended to read in its entirety as follows:

(See Attachment A)

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 3/19/2025
(Date – mm/dd/yyyy)

Received
MAR 1 4 2025
Secretary of State
Wyoming

Attachment A

"In conjunction with this Articles of Amendment to the Articles of Incorporation, the shares of Common Stock issued and outstanding immediately prior to the filing of this Articles of Amendment, every ten (10) shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the filing of these Articles of Amendment shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock, in all instances without effecting a change to the par value per share of Common Stock, and subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Any fractional share of a holder resulting from the filing of this Articles of Amendment shall be repurchased by the Company at "fair value" and canceled, rather than being converted into whole shares. This filing of the Articles of Amendment shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after the filing of this Articles of Amendment."

***

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________ **Date:** 3/13/2025

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Su-Leng Tan Lee

Title: Chief Executive Officer

Contact Person: Daniel H. Luciano, Esq.

Daytime Phone Number: 908-328-3731

Email: dhl@dhlucianolaw.com

(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist

- ☐ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ **Processing time is up to 15 business days** following the date of receipt in our office.
- ☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- ☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- ☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

RECEIPT INFORMATION

HATHAWAY & KUNZ LLP
PO BOX 1208
CHEYENNE, WY 82003

Receipt #: **004183537**
Receipt Date: **04/01/2025**
Processed By: **Nicole Martinez**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Common Amendment - Profit Corporation - Domestic	2025-005693590	1	$60.00	$60.00
	TOTAL CHARGES PAID			**$60.00**

Description of Payment	Reference	Amount
Payment-Check / Money Order	10715	$60.00
	TOTAL PAYMENT	**$60.00**

In Reference To:
BioNexus Gene Lab Corp. (2017-000753543); Amendment ID: 2025-005693590

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov